UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 27, 2025

Stone Point Credit Corporation

(Exact Name of Registrant as Specified in its Charter)

delaware	814-01375	85-3149929
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

20 Horseneck Lane

Greenwich, Connecticut 06830

(Address of Principal Executive Offices, Zip Code)

(203) 862-2900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 8.01.	Other Events

On March 27, 2025, the Board of Directors of Stone Point Credit Corporation (the “Company”) declared a distribution of $0.49 per share (the “Distribution”) with respect to the Company’s common stock. The Distribution is payable on March 31, 2025 to stockholders of record on March 27, 2025. The Distribution represents an annualized distribution yield of approximately 10.0%.1

1 Based on the Distribution declared by the Company during the quarter ending March 31, 2025. Annualized distribution yield is calculated as annualized quarterly declared distribution divided by the weighted average net asset value. Weighted average net asset value is based on net asset value at the beginning of the quarter plus capital called and distributions reinvested during the quarter.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stone Point Credit Corporation

Dated: March 28, 2025	By:	/s/ Steven P. Henke
	Name:	Steven P. Henke
	Title:	Chief Financial Officer